EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Roslyn Bancorp, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Joseph L. Mancino
Joseph L. Mancino President and Chief Executive Officer

/s/ Michael P. Puorro
Michael P. Puorro Treasurer and Chief Financial Officer

Date:  August 14, 2003

A signed original of this written statement required by Section 906 has been provided to Roslyn Bancorp, Inc. and will be retained by Roslyn Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.